UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Commission File No. 33-18978

TEL-INSTRUMENT ELECTRONICS CORP
(Name of Registrant as specified in its charter)

________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tel-Instrument Electronics Corp
One Branca Road
East Rutherford, NJ 07073

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
January 23, 2013

The Annual Meeting of shareholders of Tel-Instrument Electronics Corp will be held at the Company’s principal office, One Branca Road, East Rutherford, NJ, on Wednesday, January 23, 2013 at 4:00 p.m. EST, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect five directors for one year terms.

2.	To ratify the appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting firm for the fiscal year ended March 31, 2013.

3.	To act upon such other business as may properly come before the meeting, or at any adjournment or postponement thereof.

Shareholders of record at the close of business on December 13, 2012, are entitled to notice of, and to vote at, the meeting, or at any adjournment thereof.

We hope that you are able to attend our Annual Meeting.

Whether or not you plan to attend the meeting in person, please vote as soon as possible by marking, dating, and signing the enclosed Proxy Card exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States.  Proxies may be revoked at any time before they are exercised, in the manner set forth in the Proxy Statement, and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter properly brought before the meeting.

This Proxy Statement, the accompanying form of Proxy Card and President’s Letter are being mailed on or about December 21, 2012 to Stockholders entitled to vote.  The Company’s Fiscal 2012 Annual Report on Form 10-K and quarterly report on Form 10-Q for the September 30, 2012 quarter, which contain consolidated financial statements, are being mailed with this Proxy Statement, but are not a part of the proxy soliciting materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be held on January 23, 2013.

This Proxy Statement, Annual Report on Form 10-K for Fiscal 2012 and Quarterly Report on Form 10-Q for the period ended September 30, 2012 are available at our corporate website at www.telinstrument.com under “Company” and then go to “Investor Relations”.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeffrey C. O’Hara
     Jeffrey C. O’Hara
     President and Chief Executive Officer
East Rutherford, NJ
December 21, 2012

Tel-Instrument Electronics Corp
One Branca Road
East Rutherford, NJ 07073

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
January 23, 2013

INFORMATION CONCERNING SOLICITATION AND VOTING

Proxies

This Proxy Statement and Proxy Card are furnished in connection with the solicitation of proxies by Tel-Instrument Electronics Corp (the “Company” or “Tel”) for use at the annual meeting of shareholders to be held at 4:00 p.m. EST, on Wednesday, January 23, 2013 at the Company’s facilities at One Branca Road, East Rutherford, NJ, or at any adjournment or postponement thereof.  The Annual Report, which includes our audited financial statements for the fiscal year ended March 31, 2012, and our Quarterly Report for the quarter ended September 30, 2012, have been mailed to you with this Proxy Statement, but are not part of the proxy soliciting material.

You may vote at the meeting in person or by proxy.  We recommend that you vote, sign and date the enclosed Proxy Card, and return it promptly in the enclosed postage paid envelope, even if you plan to attend the meeting.  You can always change your vote at the meeting in the manner set forth below under “Revocability of Proxies.”  Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct.  You may vote for some, all, or none of the director candidates. You may also vote for or against the other proposals, or you may abstain from voting.

All shares of common stock represented at the meeting by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the annual meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications.  Shares represented by properly executed and returned proxies, on which no specification has been made, will be voted 1) for the election of the nominees for director named herein, and 2) for the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013.

If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the annual meeting from time to time, the persons named in the proxies and acting thereunder, will have discretion to vote on such matters in accordance with their best judgment.  The Company is unaware of any matters which will be submitted to Shareholders for action, other than as stated in the Proxy card.

This Notice of Annual Meeting, this Proxy Statement, and the related proxy card are first being mailed to shareholders on or about December 21, 2012.

Record Date and Outstanding Common Stock

The Board of Directors has fixed the close of business on December 13, 2012, as the Record Date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the annual meeting.  On that date, there were 3,000,639 shares of common stock issued, outstanding, and entitled to vote.

Voting and Solicitation

Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date.  Shareholders are entitled to vote their shares for each proposal and for each nominee, and cumulative voting is not permitted. Shareholders may vote separately for each nominee.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of those shares held in “street name”. If your shares are held in street name, these proxy materials are being forwarded to you by your bank, brokerage firm or nominee (the “Record Holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct the Record Holder how to vote your shares, and the Record Holder is required to follow your instructions. If you do not give instructions to your bank, broker or nominee, it will nevertheless be entitled to vote your shares in its discretion for the ratification of the independent auditors, but will not be permitted to vote on any other matters, including proposal 1, election of directors, and any other matters which may be submitted properly at the meeting, and your shares will be considered broker non-votes on these matters, if any.   Broker non-votes on a proposal are shares held by brokers that do not have discretionary authority to vote on the matter, have not received voting instructions from their clients and do not vote on specific proposals.

The presence in person or by proxy, of a majority of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at a meeting.  An affirmative vote of a majority of the shares of common stock present in person or by proxy, at a meeting where there is a duly constituted quorum is necessary to adopt any matter submitted for vote.  All votes will be tabulated by the inspector of election for the meeting appointed by the Directors and who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Proxies, properly executed by the beneficial owner of the shares, on which no specification has been made will be counted for quorum purposes and voted for the election of the nominees for Director listed below, for ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm, and, if any, for other matters that are properly raised at the meeting, we will use our best judgment to vote your proxy.  As of the date of this Proxy Statement, we are unaware of any other matters to be voted on.  If you mark the Proxy Card indicating withholding of your vote, the equivalent to abstaining, your proxy will be counted in determining the quorum, but will not be a vote cast and, therefore, it will have the effect of a vote cast “against” the proposal.

Tel will pay the expenses incurred in connection with the solicitation of proxies and we are soliciting proxies principally by mail.  In addition, directors, officers, and regular employees may solicit proxies, personally or by telephone, for which they will receive no consideration other than their regular compensation.  We will also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held by them, as of the record date, and will reimburse such persons for their reasonable expenses so incurred.

Revocability of Proxies

Any shareholder who executes and returns a proxy may revoke it at any time before it is voted by (a) executing a later-dated proxy relating to the same shares and meeting and delivering it to our Corporate Secretary before the vote at the meeting, (b) filing a written notice of revocation bearing a later date than his proxy, with our Corporate Secretary, before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation with the Corporate Secretary and voting in person the shares to which the proxy relates.  Any written notice or subsequent proxy should be delivered to Tel-Instrument Electronics Corp, One Branca Road., East Rutherford, NJ 07073, Attn:  Joseph P. Macaluso.

Householding of Proxy Materials

To reduce printing costs and postage fees of sending duplicate proxy materials, we have adopted a practice approved by the Securities and Exchange Commission (“SEC”) called “householding.”  Under this practice, stockholders who have the same address and last name and who do not participate in electronic delivery of proxy materials, will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies.  Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and receive only one set of proxy soliciting materials and would like to request a separate copy of these materials, please send your request to the Company, One Branca Road, East Rutherford, NJ 07073, Attn: Joseph P. Macaluso. We will deliver the requested documents promptly upon your request.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

General

The Board currently consists of five directors elected annually. Pursuant to the By-Laws the number of directors shall be not less than three and not more than nine directors, and the directors may elect a director to fill a term until the following Annual Meeting of Shareholders, provided that there is an opening. The five director candidates named below have been nominated for one-year terms.  Please see “Nominating Committee” below for the Company’s nominating procedures

Each candidate currently serves as a director.  None of the candidates, except Jeffrey O’Hara, President and Chief Executive Officer are employed by the Company; Messrs. Leon, Rice, and Walker are independent as defined in the rules of the NYSE Amex.

It is intended that votes will be cast pursuant to the enclosed proxy card for the election of the nominees listed in the table below, except for those proxies that expressly withhold such authority.  Shareholders do not have cumulative voting rights with respect to the election of directors, and each proxy will be voted for the number of shares held for each of the five nominees (unless authority is withheld).  If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the appointed proxies may recommend in the place of such nominee.  We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting, where a quorum is present, shall be elected to the Board of Directors for one year and until their successor is duly elected and qualified.  (The number of shares voted “For” a nominee must exceed the number of shares voted “Withhold Authority for that Nominee”.)  The officers and directors, who own over 50% of the outstanding Common Stock (See “Security Ownership” below), have stated that they will vote their shares for the five nominees listed below.  The Board of Directors recommends that shareholders vote FOR each of the nominees listed below.  Unless you indicate otherwise, your proxy will be voted for the election of the nominees listed below.

Information Regarding the Nominees

Name (age)	Position	Since
Stephen A. Fletcher (1)	Director;	2011
(52)	Mr. Fletcher has extensive experience
	in manufacturing, finance, and marketing for digital imaging companies. He has a B.S. degree in
	industrial and operations engineering
	and an M.B.A. degree from the
	University of Michigan.

Jeffrey C. O’Hara, CPA (1)	Director; President since August 2007;	1998
(54)	Chief Operating Officer since
	June 2006; and Vice President
	of the Company since August, 2005.
	CEO since December 2010

George J. Leon (2) (3)	Director; an Investment	1986
(68)	Manager and beneficiary of
	the George Leon Family Trust
	(investments) since 1986;

Robert A. Rice (2) (3)	Director; President and	2004
(57)	Owner of Spurwink Cordage, Inc since
	1998 (textile manufacturing).

Robert H. Walker (2) (3)	Director and Chairman of the Board;	1984
(76)	Retired Executive Vice
	President of Robotic Vision
	Systems, Inc. (designer and manufacturer of robotic vision systems) 1983-1998.

(1)	Mr. Fletcher is the son of Mr. Harold K. Fletcher, the former Chairman of Tel-Instrument who passed away in 2011, and the brother-in-law of Jeffrey C. O’Hara, the Company’s Chief Executive Officer.
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee

Background of Directors

Stephen A. Fletcher is the General Manager of Kodak’s Digital Printers and Presses Strategic Product Group in Rochester N.Y. He is responsible for the Company's electro-photographic and commercial inkjet businesses and his organization is tasked with developing new technologies and platforms to position the company as the leader in the world-wide production print market. Mr. Fletcher joined Kodak in 2007, as General Manager, New Printing Technologies, and Vice President, Consumer Digital Group.

Prior to Kodak, Mr. Fletcher served as President and COO of Konica Minolta Printing Solutions (“Konica Minolta”) in Ramsey, New Jersey for more than 5 years.  During his tenure, the company’s laser printer sales grew from a few hundred units per month to more than 20,000 units. Prior to joining Konica Minolta, Mr. Fletcher was President and Chief Executive Officer of the Tally Printer Corporation in Seattle, Washington, a manufacturer of high-speed line matrix printers.  He has also held marketing management positions at Apple Computer and Hewlett Packard.

George J. Leon has served as a member of the Board of Directors since 1986. Mr. Leon has substantial experience in finance, and as an investment manager. He is and has been an Investment Manager and beneficiary of the George Leon Family Trust for more than 5 years.

Jeffrey C. O’Hara, CPA has served as a member of the Board of Directors since 1998, and has been Vice President since 2005, COO since 2006, and President since 2007.  Mr. O’Hara was made CEO of the Company in December 2010. Prior to joining the Company, Mr. O’Hara held various management positions at General Motors, and other mid-sized private companies. Mr. O’Hara has extensive financial, marketing and operations experience and he has held executive positions as both a Chief Financial Officer and President. Mr. O’Hara has also served on several Boards of other companies.

Robert A. Rice has served as a member of the Board of Directors since 2004. Mr. Rice is, and has been for more than 5 years, President and Owner of Spurwink Cordage, Inc. a textile manufacturing company located in New England, and is experienced in  securities matters and business management.

Robert H. Walker has served as member of our Board of Directors since 1984 and was elected Chairman of the Board in April 2011. Mr. Walker, prior to his retirement in 1998, had served as Executive Vice president of Robotic Vision Systems, Inc., which designs, manufactures, markets and sells automated two-dimensional and three-dimensional machine vision-based products and systems for inspection, measurement and identification. Mr. Walker also served as Chief Financial Officer of that Company, whose shares were listed on the NASDAQ National Market. Mr. Walker qualifies as the Company’s “Audit Committee Financial Expert” as defined in the regulations promulgated under the Securities Exchange Act.

Observer:

Mr. Franz Pool, a partner in BCA, has been a Board observer since September 2010 when the Company concluded its Loan Agreement with BCA. Mr. Pool has served as Managing partner for BCA for a number of years.

CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES

The Board of Directors is responsible for supervision of the overall affairs of the Company.  The Board held five meetings during the fiscal year 2012, and each of the nominee directors attended all of the meetings. The Company expects directors to attend all Board, Committee, and Shareholder meetings. Three of the Directors, Messrs Leon, Rice and Walker, are independent under the Rules of the NYSE-MKT.

Robert H. Walker was elected Chairman of the Board by the Directors at their April 13, 2011 meeting upon the passing of Harold K. Fletcher who had been Chief Executive Officer and Chairman of the Board of the Company since 1982. Jeffrey C. O’Hara was elected the Chief Executive Officer in December 2010.

The Board and, separately, the Audit Committee review and provide oversight of risks and potential risks involving the Company’s operations.  The Board reviews and evaluates the process used to assess major risks facing the company and to periodically review assessments prepared by senior management of such risks, as well as options for their mitigation. Frequent interaction between the directors and members of senior management assists in this effort. The Board regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risk-taking relating to executive compensation plans and arrangements.

To assist it in carrying out its duties, the Board has delegated certain authority to committees.  The Board has established standing Audit and Compensation Committees, and has delegated nominating responsibility to the three Directors who are independent under the Rules of the NYSE Amex (“NYSE Amex Rules”).  Our Audit and Compensation Committees consist of only independent, non-employee directors.

Code of Conduct

The Company has had corporate governance standards and policies, regulating officer, director and employee conduct for many years.  In fiscal 2004, we reviewed our standards and policies and incorporated them into our new Code of Business Conduct, which we believe satisfies the rules promulgated by the SEC and the NYSE Amex.  The Code applies to all employees, including our Chief Executive Officer and our Principal Accounting Officer, and is available to any shareholder free of charge, by submitting a written request to the Company, One Branca Road, East Rutherford, NJ  07073, Attn: Joseph P. Macaluso.

Audit Committee

The Board of Directors established a separately designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and of the Rules of the NYSE Amex.  The Audit Committee is comprised of Messrs. Walker (Chairman), Leon, and Rice.  Messrs. Walker, Leon, and Rice are independent, as that term is defined under the Securities Exchange Act of 1934, and Mr. Walker is a financial expert as defined in the rules promulgated by the SEC pursuant to that Act. Mr. Walker served as director and Executive Vice President of Robotic Vision Systems, Inc., a reporting company, and as its principal financial officer for over 15 years.

The Audit Committee reviews the Company’s financial statements, and oversees the Company’s accounting, audits, internal controls, and adherence to its Business Conduct Guidelines.  The Committee also appoints and recommends to the Board of Directors the Company’s independent registered public accounting firm and reviews, evaluates, and approves the independent registered public accountants’ compensation, services performed, and procedures for ensuring its independence with respect to the Company.  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is annexed as Exhibit A.

During fiscal 2012, all three members of the Committee attended all 5 of the Audit Committee meetings.  In the opinion of the Board, and as “independent” is defined under NYSE Amex Rules, Messrs. Walker, Leon and Rice are independent of management and free of any relationship which might interfere with their exercise of independent judgment as members of this committee.

The Audit Committee has: (i) reviewed and discussed with management, and with BDO USA, LLP, (the “Auditors”) the Company’s audited financial statements for the fiscal year ended March 31, 2012; (ii) discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board; (iii) received the written disclosures and the letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditors’ communications with the Audit Committee concerning independence; and (iv) discussed with the Auditors their independence from the Company.  The Audit Committee has also discussed with management of the Company and the Auditors such other matters and received such assurances from them as it deemed appropriate.  The Audit Committee meets regularly with management and the Auditors, and then with the Auditors without management present, to discuss the result of the Auditors examination, the evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements for the fiscal year ended March 31, 2012 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Audit Committee of the
Board of Directors

Robert H. Walker, Chairman
George J. Leon
Robert A. Rice

Compensation Committee

The Compensation Committee, during fiscal 2012, consisting of George J. Leon, Chairman, Robert A. Rice and Robert H. Walker, is responsible for (1) reviewing and evaluating employee stock and other compensation programs and plans, (2) determining the compensation of the Chief Executive Officer, and (3) approving compensation arrangements, including Keyman incentive compensation and stock option grants, for management and other employees.  The Board created the Compensation Committee by resolution giving it the foregoing authority, but the committee does not have a written charter.

The Compensation Committee met once during the 2012 fiscal year; Messrs. Leon, Rice and Walker attended the meeting. Messrs. Leon, Rice and Walker are independent, as defined in the NYSE Amex Rules. See “Executive Compensation” below for a discussion of the Committee’s processes and procedures for reviewing and determining compensation.

Nominating Committee

The Board of Directors designated George J. Leon, Robert A. Rice and Robert H. Walker, each of whom is not an employee of the Company, and is an independent director under NYSE Amex Rules, to act as a Nominating Committee of the Board pursuant to a “Procedures Resolution” adopted by the Board.  The Committee does not have a formal charter.

The Board directed that candidates for director should have a commitment to enhancing long term shareholder value and possess a high level of personal and professional ethics and sound business judgment.  In addition, they should have (a) experience in business, finance, technology or administration, (b) familiarity with the Company, its technology, business and industry, and (c) appreciation of the relationship of the Company’s business to changing needs in our society.  In order to identify director candidates, the Committee relies on its and the Board’s personal business experience and contacts, and its evaluation of any recommended candidates.  The Committee does not intend to retain consultants to identify candidates.

The Board of Directors unanimously concluded that it is not appropriate to have a specific policy with regard to shareholder communications to the Board related to the recommendations of director candidates, because (a) the officers,directors and one affiliate shareholder, collectively, own over 50% of the outstanding shares, (b) the remaining shares are relatively widely held, and (c) Shareholders have not submitted recommendations or comments in the past.  The Nominating Committee will consider any shareholder communication and any recommendations, if made in accordance with the following paragraph, by Shareholders owning more than 5% of the outstanding stock for over 1 year, and will make its recommendations for nominees based on the criteria set forth above.  No shareholder recommendations from shareholders owning more than 5% of the outstanding shares were received in connection with the Annual Shareholders’ Meeting scheduled for January 23, 2013.

If a shareholder (or shareholders), who has beneficially owned at least 5% of the outstanding Common Stock, for at least 1 year, wishes to submit to the Nominating Committee a recommendation for a nominee as a director, for consideration in connection with the 2013 annual meeting, they may send their recommendation to the Company, Attention: Joseph P. Macaluso, not later than August 16, 2013.  The written recommendation must (a) identify the nominee, (b) identify the shareholder or shareholders making the recommendation, (c) provide a written consent of both the recommending shareholder and the recommended nominee to be identified in the Proxy Statement, and (d) provide proof that the security holder or group satisfies the ownership and holding period specified above.  The Committee will consider shareholder recommendations, but is not obligated to submit any recommendations to the Board or the shareholders.  (See “Shareholder Proposals” below.)

The five candidates for Directors being submitted to Shareholders pursuant to this Proxy Statement were recommended to the Board by the Nominating Committee.

Compensation of Independent Directors

Directors who are not employees or officers of the Company receive (a) $1,250 in cash and options, at the then market price, to purchase 1,000 shares of common stock for attendance at each in-person Board or Standing Committee meeting and (b) $625 in cash and options to purchase 500 shares for attendance at each formal telephonic meeting of the Board or of a standing committee.  Non-employee directors may elect annually to accept the foregoing compensation or waive the stock option element and receive $2,500 in cash for attendance at the in-person meeting and $1,250 in cash for each formal telephone meeting. During the fiscal year ended March 31, 2012 non-employee directors received the following compensation pursuant to this plan.

Name	Cash Compensation	Option Awards ($)(1)(2)	Total $
George J. Leon	$11,250	$-0-	$11,250
Robert A. Rice	$11,250	$-0-	$11,250
Robert H. Walker (3)	$11,250	$-0-	$11,250
Stephen A. Fletcher	$2,500	$-0-	$2,500

(1)
Amounts in this column represent the fair value at date of grant required by Financial Accounting Standards Board ASC Topic 718 to be included in our financial statements for each option granted during fiscal year 2012.

(2)	Total outstanding options for all three outside directors were 74,500 at March 31 2012.
(3)	In addition to the above compensation, Mr. Walker received a monthly stipend of $1,200 for his additional responsibility as Chairman of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires reports to be filed with the SEC, relating to stock ownership of officers, directors, and beneficial owners of 10% or more of the Company stock.  For the fiscal year ended March 31, 2012, the Company believes, based on reports filed with it, that all required reports under Section 16(a) have been filed.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF BDO USA, LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP currently serves as the Company’s independent registered public accounting firm and that firm conducted the audit of the Company’s consolidated financial statements for the fiscal year ended March 31, 2012.  The Audit Committee has appointed BDO USA, LLP to serve as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending March 31, 2013 and recommended to the Board that its appointment be submitted to the shareholders for ratification.  The Board concurred with this appointment and recommendation.  Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

A representative of BDO USA, LLP is expected to attend the meeting and will be available to answer stockholder questions, and will have the opportunity to make a statement, if he or she wishes to do so.

Fees Paid to BDO USA, LLP

For the fiscal years ended March 31, 2012 and 2011, professional services were performed by BDO USA, LLP, and fees were paid to it by the Company, as follows:

	2012	2011
Audit Fees and Expenses	$117,500	$113,500
Audit-Related Fees	-	-
Total Audit and Audit-Related Fees	117,500	113,500
Tax Fees	-	-
All Other Fees	-	-
Total	$117,500	$113,500

Audit Fees.  This category includes the audit of the Company’s consolidated financial statements and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.  It also includes advice on accounting matters which arose during, or as a result of, the audit or the review of interim financial statements, and services which are normally provided in connection with regulatory filings, or in an audit engagement.

Audit Related Fees, Taxes and Other Fees.  No fees under these categories were paid to BDO USA, LLP in 2012 and 2011.

Audit Committee Pre-Approval Policy of Audit and Permissible Non-Audit Services

The Audit Committee has established a policy which requires it to specifically pre-approve all audit and permissible non-audit services, including audit-related and tax services, if any, to be provided by the independent registered public accountant.  Preapproval is generally provided for up to one year and is detailed as to the particular service or category of service to be performed, and is subject to a detailed budget.  The auditor and management are required to report periodically to the Audit Committee regarding the extent and quality of services performed and the amount of fees paid to date, in accordance with the pre-approval.

The Audit Committee pre-approved the Auditors’ fees in fiscal years 2012 and 2011 described above.

The officers, directors and one affiliate shareholder, who collectively own over 50% of the outstanding Common Stock, have stated that they will vote their shares for ratification of the appointment of BDO USA, LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013.  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY, PROVIDING THAT A QUORUM CONSISTING OF A MAJORITY OF OUTSTANDING SHARES IS PRESENT, WILL RATIFY THE APPOINTMENT OF BDO USA, LLP.

SECURITY OWNERSHIP

The following table sets forth information known to the Company with respect to the beneficial ownership as of December 5, 2012, of the Company’s Common Stock, $.10 par value, of (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s Common Stock, (ii) each director and nominee, (iii) the named Executive Officers, and (iv) all current directors and executive officers as a group.

Name and Address	Number of Shares Beneficially Owned		Percentage of Class (1)

Named Directors and Officers
Stephen A. Fletcher, Nominee	-0-	(2)	0%
20 Windham Hill
Mendon, NY 14506

George J. Leon, Director	434,523	(3)	14.4%
116 Glenview
Toronto, Ontario, Canada M4R1P8

Jeffrey C. O’Hara, Director	254,156	(4)	8.4%
and President
853 Turnbridge Circle
Naperville, IL 60540

Robert A. Rice, Director	115,904	(5)	3.8%
5 Roundabout Lane
Cape Elizabeth, ME 04107

Robert H. Walker, Director	78,883	(6)	2.6%
27 Vantage Court
Port Jefferson, NY 11777

Joseph P. Macaluso, PAO	24,313	(7)	0.8%
167 Tennis Court
Wall Township, New Jersey 07719

All Officers and Directors	907,779	(8)	29.7%
as a Group (8 persons)

Hummingbird Management, LLC	263,524	(9)	8.8%
460 Park Avenue
New York, NY 10022

Mrs Sadie Fletcher	656,907	(10)	21.9%
657 Downing Lane
Williamsville, NY 14221

(1)
The class includes 3,000,639 shares outstanding plus shares outstanding under Rule 13d-3(d) (1) under the Exchange Act.  The common stock, deemed to be owned by the named parties, includes stock which is not outstanding but is subject to currently exercisable options held by the individual named.  The foregoing information is based on reports made by the named individuals.

(2)
Mr. Stephen A. Fletcher is the son of Mr. Harold K. Fletcher, former Chief Executive Officer and director of the Company.  Mr. Stephen A. Fletcher is the son of Mrs. Sadie Fletcher who beneficially owns 656,907 shares  by virtue of the Estate of Harold K. Fletcher. Mr. Fletcher disclaims beneficial ownership of the shares owned by the Estate of Harold K. Fletcher.

(3)
Includes 420,923 shares owned by the George Leon Family Trust, of which Mr. Leon is a beneficiary and 13,600 shares subject to currently exercisable stock options.  Mr. Leon acts as a manager of the trust assets pursuant to an informal family, oral arrangement and the filing of this statement shall not be construed as an admission that Mr. Leon is the beneficial owner of these shares.

(4)	Includes 17,000 shares subject to currently exercisable stock options owned by Mr. O’Hara.

(5)	Includes 13,800 shares subject to currently exercisable stock options owned by Mr. Rice.

(6)	Includes 13,800 shares subject to currently exercisable stock options owned by Mr. Walker.

(7)	Includes 800 shares subject to currently exercisable stock options owned by Mr. Macaluso.

(8)	Includes 59,000 shares subject to currently exercisable options held by all executive officers and directors of the Company (including those individually named above).

(9)	Based on Schedule 13D filed with the SEC on April 22, 2010 and furnished to the Company.

(10)
Represents 656,907 shares owned by the Estate of Harold K. Fletcher, former Chief Executive Officer and director of the Company. Mrs. Fletcher is the mother of Stephen A. Fletcher, a director of the Company.

EXECUTIVE COMPENSATION

The following table presents information regarding compensation of our principal executive officer, and the two most highly compensated executive officers other than the principal executive officer for services rendered during fiscal years 2012 and 2011.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($) (1)	Incentive ($) (2)	Option Awards ($) (3)	All Other Compensation $ (4)	Total ($)
Harold K. Fletcher, CEO (5) (7)	2012	-0-	-0-	-0-	-0-	-0-
	2011	159,000	-0-	-0-	5,990	164,990

Jeffrey C. O’Hara, CEO President(5)	2012	160,000	6,000	-	20,897	186,897
	2011	148,750	-0-	44,468	21,659	214,877

Joseph P. Macaluso PAO	2012	106,346	2,000	8,648	7,503	124,497
	2011	100,000	-0-	-0-	7,185	107,185

Marc A. Mastrangelo Vice President – Operations (6)	2012	-0-	-0-	-0-	-0-	-0-
	2011	67,500	-0-	-0-	9,090	76,590

1)	The amounts shown in this column represent the dollar value of base cash salary earned by each named executive officer (“NEO”).

(2)	Incentive compensation for 2012 is estimated and is based on Board approval. No incentive compensation was made to the NEO’s in 2011, and therefore no amounts are shown.

(3)
Amounts in this column represent the fair value required by ASC Topic 718 to be included in our financial statements for all options granted during that year (see Note 15 to Notes to the Consolidated Financial Statements).

(4)	The amounts shown in this column represent amounts for medical and life insurance as well as the Company’s match in the 401(k) Plan.

(5)	On December 15, 2010, Mr. O’Hara became CEO and Mr. Fletcher continued as Chairman of the Board.

(6)	Mr. Mastrangelo resigned from his position in July 2010.

(7)	In April 2011, Mr. Harold K. Fletcher, the Chairman of the Board, passed away. Mr. Fletcher had been Chairman/CEO of the Company during 1982-2010.

Processes and Procedures

The Compensation Committee recommends to the Board, compensation for all employees, including executive officers. Employee directors are not compensated as Directors and the compensation for non-employee directors is determined annually by the entire Board. (See “Compensation of Independent Directors” above)

The Committee evaluates the performance of the executive officers on an ongoing basis during the year.  Management submits a proposal near the end of the year for annual compensation of all employees, including executives, based on its evaluation of the employee’s performance and contribution to the Company. The proposal recommends salary levels, keyman incentive awards, and stock option grants.  The Committee considers management’s evaluation of each executive as well as the Committee’s own evaluation of his performance and published information on compensation for similar positions in competitive businesses.  Because the Company is small and the executives are critical to its business success, compensation is also based on overall business success. The final recommendations of the Compensation Committee are reached by the committee in executive session without the presence of any party not a member of the committee. The Committee does not believe that there are any risks arising from the Company’s compensation policies that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee independently evaluates the performance of the CEO and determines the CEO’s salary, bonus and stock option grant.  The Compensation Committee sets qualitative objectives and responsibilities for the CEO consistent with the Corporation’s business model.  These include creating shareholder value through a balanced focus on long-term returns on capital employed, earnings per share and total shareholder return; developing the long-term business strategy and assessing the effectiveness of the Corporation’s management development and succession planning process across the organization; ensuring that the business develops and meets high standards of safety, health, environmental performance as well as high ethical standards and compliance with applicable legal requirements; stewardship and enforcement of internal business controls; communicating effectively with all the Corporation’s stockholders, and working effectively with the Board in the pursuit of all these objectives.

The Committee does not delegate any of its responsibility and uses consultants only as a source of information about compensation in comparable businesses.

Incentive Plan

The Company has a key man incentive compensation program.  Each year the Compensation Committee determines a percentage of operating profits to be distributed among senior employees, including executive officers. The percentage determined is based on the general performance of the Company, and the amount of operating profits available for shareholders and for reinvestment in the business. This element of compensation provides an incentive for short-term performance.

The percentage of operating profits so determined is then distributed to senior employees, including executive officers and to a category  entitled  "other",  based on (a) the amount of the employee's base salary, (b) his contribution to the Company,  (c) the results of that contribution,  (d) an estimated amount of his  "special effort" on behalf of the Company, (e) his technical expertise, leadership, and management skills, and (f) the level of the overall  compensation paid employees performing similar work in competitive companies.

Stock Option Plan

The Committee also reviews management’s plan for granting qualified stock options in accordance with the foregoing criteria and within the limits set by the Board that employee stock options outstanding do not exceed 10-15% of total shares outstanding.

Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth the outstanding stock option grants held by named executive officers at the end of the 2012 fiscal year. The option exercise price set forth in the table is based on the closing market price on the date of grant.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date

Harold K. Fletcher	2,000	3,000	$8.00	2/22/15

Jeffrey C. O’Hara	15,000	-	$3.70	9/17/12
	9,000	6,000	$3.58	3/02/14
	2,000	3,000	$8.00	2/22/15
	3,000	12,000	$7.62	12/15/15

Joseph P. Macaluso	-0-	4,000	$6.59	12/14/16
(1)
Options are exercisable, on a cumulative basis, 20% on or after each of the first, second, and third anniversaries of the date the option was granted (“Grant Date”)  and 40% after the fourth year anniversary of the Grant Date.

Equity Compensation Plan Information

In May 2003, the Board of Directors adopted the 2003 Stock Option Plan (“the Plan”) which reserves for issuance options to purchase up to 250,000 shares of its Common Stock.  The shareholders approved the Plan at the November 2003 annual meeting.  The Plan, which has a term of ten years from the date of adoption, is administered by the Board of Directors or by a committee appointed by the Board of Directors.  The selection of participants, allotment of shares, and other conditions related to the grant of options, to the extent not set forth in the Plan, are determined by the Board of Directors.  Options granted under the Plan are exercisable up to a period of 5 years from the date of grant at an exercise price which is not less than the fair market value of the common stock at the date of grant, except to a shareholder owning 10% or more of the outstanding common stock of the Company, as to which the exercise price must be not less than 110% of the fair market value of the common stock at the date of grant.  Options are exercisable, on a cumulative basis, 20% at or after each of the first, second, and third anniversary of the grant and 40% after the fourth year anniversary.

In March 2006, the Board of Directors of the Company adopted the 2006 Stock Option Plan which reserves for issuance options to purchase up to 250,000 shares of its common stock and is similar to the 2003 Plan. This Plan was ratified by the shareholders at the Annual Meeting in December 2006.

Additionally, at March 31, 2012 the Company has individual employment agreements with twelve individuals which provide for the grant of 43,500 stock options with a weighted average exercise of $4.76 per share.  These employee contracts have been approved by the directors, and were included as consideration for their employment but were not individually approved by shareholders. Since these options were granted under the Stock Option Plans, they are included in the 201,100 shares in the second column of the following schedule.

The following table provides information as of March 31, 2012 regarding compensation plans under which equity securities of the Company are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of options	Weighted average exercise price of options	Number of options remaining available for future issuance under Equity Compensation Plans
Equity Compensation Plans approved by shareholders *	201,100	$5.14	171,578
Equity Compensation Plans not approved by shareholders	--	--	--
Total	201,100	$5.14	171,578

* See Note 15 to Notes to the Consolidated Financial Statements included in the Company’s Report on Form 10-K for the fiscal year ended March 31, 2012.

Grants of Plan-based Awards Table for Fiscal Year

The following table sets forth information on stock options granted during or for the 2012 fiscal year to our named executive officers

Name	Approval Date	Grant Date	All Other Option Awards: Number of Shares of Stock (#)	Exercise or Base Price of Option Awards ($/Share)	Grant date Fair value of option Awards ($)
Joseph P. Macaluso	12/14/11	12/14/11	4,000	$6.59	$8,648

The exercise price of the options granted was the fair market value at the date of grant of the shares underlying such options. The estimated fair value of the shares underlying such options was determined utilizing the methodology described in Note 15 of the notes to the consolidated financial statements.

Options granted to a Named Executive Officer (“NEO”) are consistent with the terms of options granted to other employees pursuant to the Employee Stock Option Plans (see Note 15 of the notes to the consolidated financial statements included in the Company’s Report on Form 10-K for the fiscal year ended March 31, 2012). Options granted to NEOs may be tax sheltered to the grantee, and their value constitutes a charge to the Company (see Notes 2 and 15 to the Consolidated Financial Statements).

Options Exercised and Stock Vested During Fiscal Year 2012

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Any corporate transaction which involves a related person, including transactions which would be required under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission, must be approved by the independent directors as being fair and reasonable to the Corporation and its shareholders. Any such approval would be included in the minutes of the Board of Directors.

On February 22, 2010 the Company borrowed $250,000 in exchange for issuing Subordinated Notes to each of two Executive Officers and Directors in the amount of $125,000. Each officer and director also received 5,000 stock options at $8.00 per share, the market price at the date of grant. In September 2010, these officers/directors entered into an Intercreditor and Subordination agreement which subordinated their loans to the BCA Loan Agreement (see Note 11 to Notes to Consolidated Financial Statements).  The notes were to become due April 1, 2011 with an interest rate of 1% per month, payable on a monthly basis within 14 days of the end of each month. The Intercreditor  and Subordination Agreement amongst the parties precludes the payment of principal or interest under these subordinated notes unless and until the Senior Obligations have been paid in full or without the express written consent of Senior Lender.  The Subordinated Note Holders agree that the Company’s failure to pay the monthly interest amounts pursuant to the terms of the February 22, 2010 Subordinated Notes will not constitute an event of default on the Notes if the Company is precluded from making these payments pursuant to the limitations included in the loan agreement with BCA. During fiscal year 2012, the Company’s Chairman, at the time, passed away. His surviving spouse has retained this Subordinated Note and continues to acknowledge the terms. Interest expense amounted to $31,964 and $28,036 for the years ended March 31, 2012 and 2011, respectively.

In connection with the stock options issued in conjunction with this debt the Company recorded a debt discount of $25,000. For the year ended March 31, 2011, the Company recorded amortization of debt discount in the amounts of $23,077. No amortization of debt discount was recognized for the year ended March 31, 2012. As of March 31, 2012 and 2011, the Company had unamortized discount of $-0-.

On September 26, 2012, the Company secured an equity purchase commitment for up to $500,000 in total from the Chief Executive Officer, a director and an affiliate to the Company to be called upon at the Company’s discretion. The stock subscription agreements provide for the sale of up to $500,000 of newly issued restricted shares at a price of $3.60 per share, the closing average price of Tel’s shares following the signing of the individual stock subscription agreements. All of the $500,000 has been called upon by the Company, and the Company issued 138,890 shares of restricted stock in exchange for this amount, This financing will be used for general business purposes. The price was determined to be fair by a Special Valuation Committee of the Board, composed of Messrs. Robert H. Walker and Robert Rice, who did not participate in this share purchase.

SHAREHOLDER PROPOSALS

Proxy Materials for the Fiscal Year 2013 Annual Meeting

If a shareholder wishes to present a proposal for inclusion in the proxy materials for the 2013 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive officers of Tel-Instrument Electronics Corp, One Branca Road, East Rutherford, NJ 07073, Attn:  Joseph P. Macaluso, no later than August 16, 2013.  All proposals must conform to the rules and regulations of the Securities and Exchange Commission.  See “Nominating Committee” above.

Fiscal Year 2013 Annual Meeting

A shareholder must give written notice to the Company of a proposal, not subject to SEC Rule 14a-8, or of a nomination, which the shareholder intends to submit at the annual meeting, at least 45 days before the anniversary of the date on the prior year’s Proxy Statement.  If the Company does not receive such written notice, prior to such 45 day period, all Proxy cards will be voted at the meeting, as directed by the Board of Directors, in respect of such proposal or nomination.

To be timely for the 2013 Annual Meeting, written notice must be received by the Company at the above address, prior to October 2, 2013.

No shareholder proposals or notices were received in connection with the 2012 meeting.

Shareholder Communications

Any shareholder wishing to communicate with the Board of Directors may send a written communication, stating their name, the amount and duration of their share ownership and the substance of their communication to the Company at the address stated above under “Proxy Materials” and the communication will be distributed to each director.

 ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q

A copy of our annual report on Form 10-K for the fiscal year ended March 31, 2012, and a copy of our quarterly report on Form 10-Q for the period ended September 30, 2012, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules thereto, accompany the notice of this annual meeting, proxy statement and the related proxy card, but are not proxy solicitation material.  We will furnish to any person whose proxy is being solicited, any exhibit described in the exhibit index accompanying the Form 10-K, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit.  Requests for copies of exhibits should be directed to Joseph P. Macaluso at the Company address at One Branca Road, East Rutherford, NJ 07073.

TEL-INSTRUMENT ELECTRONICS CORP

By:	s/ Jeffrey C. O’Hara
Jeffrey C. O’Hara
Chief Executive Officer

East Rutherford, New Jersey
December 2, 2012

EXHIBIT A

TEL-INSTRUMENT ELECTRONICS CORP

AUDIT COMMITTEE CHARTER

This Charter shall be reviewed, updated and approved by the Board of Directors of Tel-Instrument Electronics Corporation (the “Company”) on an annual basis or as the Board otherwise deems appropriate:

Mandate

The Audit Committee of the Board of Directors shall be responsible for assisting the Board in overseeing the Company’s accounting and financial-reporting process, and the audits of its financial statements.  The Committee shall be directly responsible for the appointment, compensation and oversight of the independent public accountant employed by the Company (including resolution of disagreements between Management and the accountant regarding financial reporting) for the purpose of preparing and issuing an audit report and each such independent accountant shall report directly to the Audit Committee.

1.  AUDIT COMMITTEE CHARTER

The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting or auditing matters, including anonymous or otherwise, from employees.

The Committee shall maintain free and open communication (including executive sessions at least annually) with the Company’s independent accountants and Chief Executive Officer and Chief Financial Officer.

In the exercise of its oversight, the Committee is not responsible for preparing the Company’s financial statements, planning or conducting audits or determining that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles.  Such duties remain the responsibility of Management and the Company’s independent accountant.  In discharging its oversight role, the Committee is empowered to investigate any matter within its mandate, brought to its attention, with full power to retain outside counsel or other experts for this purpose.

Membership

The Audit Committee is a standing committee of the Board of Directors and shall consist of at least three directors, appointed annually by the Board, all of whom are “independent” as defined in the Sarbanes-Oxley Act of 2002 (the “Act”) and are generally knowledgeable in financial, and accounting matters, including at least one member who shall be a “financial expert” as defined in Rules of the S.E.C. to be promulgated.  A member shall be deemed a “financial expert” if, through education and experience as a public accountant or accountant or a principal financial officer, controller, or principal accounting officer of an issuer, or from a position involving the performance of similar functions, he or she has:

1)  an understanding of generally accepted accounting principles and financial statements

2)  experience in –

a.  the preparation or auditing of financial statements of generally comparable issuers; and

b.  the application of such principles in connection with the accounting for estimate, accruals, and reserves;

3)  experience with internal accounting controls, and

4)  an understanding of audit committee functions

The Board shall appoint one member as Chair, who shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making assignments, and reporting to the full Board.

Meetings

Meetings shall be held at least once a year.  Special meetings may be convened as required.  Meetings shall be held at such time and place, and upon such notice, as the Chair may from time to time determine.  Meetings of the Audit Committee may be in person or by conference call in accordance with the By-Laws of the Company.  A quorum for any meeting will be a majority of its members, and action may be taken by approval of a majority of a quorum.  The secretary of the Audit Committee will be the Company secretary, or such other person as is appointed by the Audit Committee.  Except as specifically provided in the Charter, the provisions of the By-Laws with respect to Committees of the Board of Directors shall apply to the Audit Committee.

Responsibilities

To best carry out its responsibilities the Committee’s policies and procedures should remain flexible in order to address changing conditions and should take into account the size of the Company and the degree of complexity in its accounting policies and procedures.  Specific responsibilities of the Committee include;

1.  Appointment of the independent accountant

a.  Select, evaluate and recommend the appointment of the independent accountant to be ratified by the shareholders to audit the Company’s financial statements, or where appropriate, the replacement of the independent accountant, and approve the compensation of, and retention agreement with the independent accountant for audit services.

b.  Evaluate the independence of the independent accountant, including a review of non audit-related services provided by and related fees charged by the independent accountant.

c.  Obtain a formal written statement, as required by the Independence Standards Board, from the independent accountant delineating relationships between the accountant and the Company and actively engage in dialogue with the independent accountant regarding matters that might reasonably be expected to affect its independence.

d.  Pre-approve all audit and non-audit services to be provided by the independent accountant.  The Audit Committee may delegate the authority to grant such pre-approvals to one or more members of the Committee, provided that the pre-approval decision and related services are presented to the Audit Committee at its next regularly scheduled meeting.

2. Review and approve the audit activities at the Company

Meet with the independent accountant and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and upon the completion thereof review

3. Review financial results

Prior to the release of the Company’s unaudited quarterly financial results, review the results with Management and the independent accountant. Ensure that the independent accountant conducts a SAS 71 (“Interim Financial Information”) review prior to the filing of the Company’s Form 10-Q. Prior to release of the Company’s fiscal year end operating results, review and discuss with Company Management and the independent accountant the audited financial results for the fiscal year, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates, and the clarity of the disclosures in the financial statements. At least annually discuss with the independent accountant the matters described in ASA 61 (“Communication with Audit Committees”). Review with Management and the independent accountant the Company’s critical accounting policies and the disclosure regarding those policies in the Company’s periodic filings with the S.E.C.

4. Review systems and reports

Review with senior Management and the independent accountant the Company’s accounting and financial system of internal controls, and their adequacy and effectiveness. Review and discuss the audited financial statements with management and, if appropriate, the independent accountant, prior to recommending the inclusion of the audited financial statements in the Company’s Annual report on Form 10-K. Provide sufficient opportunity for the independent accountant to meet with the Audit Committee without members of Management present. Among the items to be discussed in these meetings are the independent accountant’s evaluation of the Company’s financial, accounting and auditing personnel and the cooperation that the independent accountant received during the course of the audit and quarterly reviews.

5. Review corporate financial policies relating to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct and fraud.

6. Regularly prepare minutes of all meetings and report its activities to the Board of Directors.

7. Establish procedures to receive and process complaints regarding accounting, internal auditing controls or auditing matters and for employees to make confidential, anonymous complaints regarding questionable accounting or auditing matters.

8. Perform such other specific functions within its mandate as the Board of Directors may from time to time direct, including reviewing and approving all transactions between the Company and any related party, and making such investigations and reviews of the Company and its operations as the Board of Directors may from time to time request.

Resources

The Company’s Chief Financial Officer will be Management’s primary liaison to the Committee. The Committee will have access to financial information and resources it deems necessary for it to properly carry out its duties.

TEL-INSTRUMENT ELECTRONICS CORP.
PROXY
ANNUAL MEETING OF STOCKHOLDERS, JANUARY 23, 2013
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert H. Walker and Jeffrey C. O’Hara each with full power to act without the other, and with full power of substitution as the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Tel-Instrument Electronics Corp., that the undersigned would be entitled to vote, if personally present at the Annual Meeting for Stockholders to be held on January 23, 2013, upon such business as may properly come before the meeting, including any adjournment or postponement of the meeting and the items set forth below:

1. ELECTION OF DIRECTORS:

NOMINEES RECOMMENDED BY THE DIRECTORS:  Stephen A. Fletcher; George J. Leon; Jeffrey C. O'Hara;
Robert A. Rice; Robert H. Walker;

Mark One Box Only:

❑ FOR ALL NOMINEES (except as marked to the contrary below);

TO WITHHOLD AUTHORITY to vote for an individual Nominee, write that Nominee's name in the space below:

or

❑ WITHHOLD AUTHORITY to vote for all Nominees.

2.	RATIFY APPOINTMENT BY THE COMPANY OF BDO USA, LLP AS THE REGISTERED INDEPENDENT
PUBLIC ACCOUNTING FIRM FOR THE 2013 FISCAL YEAR
❑ For	❑ Against	❑ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES SET FORTH IN PROPOSALS 1 AND FOR PROPOSAL 2 AS RECOMMENDED BY THE BOARD OF DIRECTORS. THIS PROXY HEREBY REVOKES ALL VOTING INSTRUCTIONS PREVIOUSLY GIVEN BY THE SIGNER TO VOTE AT SAID MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ____________________________, 2012

Signature

Signature if held jointly

(PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE)

December 14, 2012

To Our Shareholders:

The Annual Shareholders Meeting for the Company (“TIC”) is scheduled to take place on Wednesday, January 23, 2013 at 4:00 p.m. at our plant located at One Branca Road, East Rutherford, New Jersey 07073. A tour of the facility will be held at 3:30 p.m. for all interested shareholders. We encourage all shareholders to attend this meeting and complete and return the attached Proxy.

After achieving solid revenue and profit growth in the 2012 fiscal year ending March 31, 2012, the Company has experienced major challenges thus far in the 2013 fiscal year including a five month delay in CRAFT 708 production shipments and ongoing delays in Army TS-4530A program. The combination of these two issues has resulted in substantial losses for the first half of the current fiscal year, and required the Company to secure additional external debt and equity financing. The following provides a brief summary of the status of our three major programs.

•
CRAFT 708 and 719: The Navy has ordered all 1,200 units on the Indefinite Delivery Indefinite Quantity (“IDIQ”) contract and the Company has invoiced about 700 of these test sets with most of these units being shipped in place at TIC pending receipt of the required frequency allocation approval from the FAA. CRAFT 708 production was interrupted for the April through August 2012 period to address some testing and product performance issues identified by the Navy and to secure AIMS approval for updated software. The Company has received final AIMS approval on both the CRAFT 708 and 719 test sets and has substantially upgraded its testing and quality control procedures. CRAFT 708 production began to ramp up in our third quarter beginning October 2012 with full rate production expected for the fourth quarter. In addition to the 500 units remaining on the current Navy contract, TIC has begun to receive additional orders from the Navy and other major customers for the CRAFT 708 and 719 units at the higher commercial sales prices. The Company is also working diligently to obtain a commercial service provider (ComSP) certification from the Navy for this test set which will allow the Company to perform all annual calibrations and repair activities. This calibration and repair function is expected to result in substantial ongoing recurring revenue for the Company starting in the next 12 months.

•
ITATS TACAN Bench Test Set: The Company has also made significant progress on the Navy ITATS TACAN bench test program and has completed the $600,000 Navy ECP to incorporate additional functionality in the units. The Navy tech-eval has been successfully completed on this program. The Production Readiness Review (“PRR”) for this program is expected to take place in January 2013 and it is projected that full rate production will begin early in the 2014 fiscal year. The ITATS program has over $5 million of booked back-log with additional orders possible from the Navy and other customers.

•
TS-4530A:  The current booked backlog on the TS-4530A program is over $20 million and additional Army orders are expected on this contract which has a maximum potential value of $44 million. The Company had expected this program to be in full rate production earlier this year but we have not yet received a production release from the Army. TIC conducted the required production assurance review with the Army in August and we are working to fully incorporate their recommendations. The Company has also made some further improvements to the operating software based on customer feedback and we are finishing our regression testing with a goal of conducting final AIMS testing in January 2013. Production is expected to commence following final AIMS approval. Commencement of the TS-4530A program will entail roughly a doubling of Company revenues

From a strategic standpoint, TIC has an extremely strong market position in the Mode 5 Identification Friend or Foe (“IFF”) business with the CRAFT 708 product covering the Navy, Coast Guard and Marines, and the TS-4530A product covering the Mode 5 requirements for the Army and U.S. Air Force. Having said this, our execution on these two major programs during the 2012 calendar year was not acceptable and the resulting program delays have seriously impacted our profitability and cash flow. The Company has made several key changes this year to address these issues including: (1) promoting Chris Allen to Vice President of Operations; (2) hiring a Director of Quality Assurance with significant military experience; and (3) reorganizing our manufacturing and testing departments. The future remains bright for TIC but our execution needs to continue to improve in order to fully take advantage of these significant market opportunities.

Financial Results

Enclosed is the Company’s Annual Report to the SEC on Form 10-K for the fiscal year ending March 31, 2012 (FY12). FY12 sales from continuing operations increased 22% to $16.5 million and TIC recorded an operating profit of $676k versus $164k in FY 2011. Net income for FY 2012 improved to $71k versus a $127k loss in FY 2011. Fiscal year 2012 results were adversely impacted by a substantial year-end accrual to update all of the CRAFT ship in place units at TIC and repeat final acceptance testing on these units.

The current fiscal year (starting April 1, 2012) has seen revenues and profitability decline significantly due primarily to the five month interruption in CRAFT 708 shipments. As detailed in the attached Form 10-Q for the six month period ending September 30, 2012, the Company’s revenues declined 53% to $3.6 million from $7.7 million in the prior year period. Gross margin decreased to $886k for the six months ended September 30, 2012 as compared to $3.34 million for the year ago period.  Gross profit was negatively impacted by the much lower sales volume and the spreading of fixed manufacturing costs over lower revenues. The gross margin percentage for the six months ended September 30, 2012 was 24.8%, as compared to 43.6%, for the six months ended September 30, 2011. Engineering, research and development expenses decreased $400k to $1.1 million for the six months ended September 30, 2012 primarily as a result of a decrease in salaries and consulting fees as a result of the Company finalizing the engineering efforts on the CRAFT and TS-4530A programs. SG&A expenses decreased by $126k to $1.3 million for the six months ended September 30, 2012 as compared to the year ago period.  The Company recorded a net loss of $1.1 million for the six months ended September 30, 2012, as compared to net income of $22k for the six months ended September 30, 2011

With the resumption of CRAFT shipments, the Company expects that the financial condition of the Company will improve over the remainder of this fiscal year. Going forward, the key profitability driver is the timing of the TS-4530A production release as this will generate a sharp increase in revenues.  Given the largely fixed cost structure of our business, and the ongoing decline in engineering expenses as a result of the completion of the major programs, this significant revenue increase should translate into strong bottom line operating results going forward

The sharp reduction in sales and profitability had a significant adverse impact on the Company’s liquidity position as this contributed to a significant inventory buildup. To address this issue, the Company raised $600k of debt financing this year as well as $1.0 million of equity financing. This included $500k from the Board of Directors and a major affiliate. Despite this fund raising, cash is expected to remain tight for the next several quarters as we work down our accounts payable and start-up production of the TS-4530A program. The Board continues to have confidence in the future outlook of the Company.

At September 30, 2012, the Company had net working capital of $2.9 million as compared to $4.5 million at March 31, 2012. This change is primarily the result of the reduction in accounts receivable as a result of the lower sales. During the six months ended September 30 2012, the Company’s cash balances decreased by $216,925 to $196,270.
At September 30, 2012, the Company had outstanding loan balances of $2.94 million comprised of $2.69 million of mezzanine financing and $250k of subordinated loans from an officer and from a former officer.

Shareholder Relations

The Company has continued to issue press releases covering quarterly earnings and other significant events.  As previously reported, TIC began trading on the NYSE MKT in February, 2004. Closing prices in the NYSE MKT market (symbol: TIK) during the last 12 months have ranged between $3.19 and $8.97 per share.

The Board of Directors and Company management appreciates your continued support and we hope to see you at the Annual Shareholder Meeting at TIC on January 23, 2013.  Whether or not you are able to attend in person, we urge you to read the enclosed materials, sign and date the enclosed Proxy, and return it promptly in the enclosed envelope.  If you do attend in person, you may withdraw your Proxy and vote personally on any matters properly brought before the annual meeting

Sincerely,

   /s/ Robert H. Walker                                               /s/ Jeffrey C. O’Hara
        Robert H. Walker, Chairman                                  Jeffrey C. O’Hara, President and CEO